                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Handleman Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                                                               HANDLEMAN COMPANY
--------------------------------------------------------------------------------

                                                                   July 31, 2000

    You are cordially invited to join the Board of Directors and Management of Handleman Company at the Northfield Hilton, 5500 Crooks Road at I-75, Troy, Michigan for the Annual Meeting of Shareholders on Wednesday, September 6, 2000 at 2:00 p.m., Eastern Daylight Time.

    The Notice of Annual Meeting, proxy statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

    It is important that your shares be represented and voted at the Annual Meeting, regardless of the number that you hold. Whether or not you plan to attend the meeting, you are urged to sign, date and return your proxy card as soon as possible in the enclosed envelope to which no postage need be affixed if mailed in the United States. This will not prevent you from voting your shares in person at the meeting before voting closes if you wish to do so.

    We look forward to seeing you at the Annual Meeting. On behalf of the Management and Directors of Handleman Company, I want to thank you for your continued support and confidence in Handleman Company.

                                          Sincerely,
                                          /s/ Stephen Strome
                                          --------------------------------------
                                          Stephen Strome
                                          President and Chief Executive Officer

                                HANDLEMAN COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 6, 2000

To the Shareholders of Handleman Company:

    The Annual Meeting of Shareholders of Handleman Company (the "Company") will be held at the Northfield Hilton, 5500 Crooks Road at I-75, Troy, Michigan 48098-2898, on Wednesday, September 6, 2000, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

    (1) To elect three Directors of the Company to serve until the Annual Meeting of Shareholders in 2003.

    (2) To consider such other business as may properly come before the meeting.

    Only shareholders of record of the Company at the close of business on July 10, 2000 will be entitled to vote at the meeting.

    A copy of the Annual Report of the Company for the fiscal year ended April 29, 2000 accompanies this Notice.

                                           By Order of the Board of Directors,
                                           /s/ Leonard A. Brams,
                                           -------------------------------------
                                           Leonard A. Brams,
                                           Senior Vice President/Finance,
                                           Chief Financial Officer and Secretary

Troy, Michigan
July 31, 2000

                                HANDLEMAN COMPANY
                               500 KIRTS BOULEVARD
                            TROY, MICHIGAN 48084-4142
                                -----------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 6, 2000

GENERAL INFORMATION

    This proxy statement contains information related to the Annual Meeting of Shareholders of Handleman Company (the "Company") to be held at the Northfield Hilton, 5500 Crooks Road at I-75, Troy, Michigan 48098-2898, on Wednesday, September 6, 2000, at 2:00 p.m., Eastern Daylight Time. The approximate mailing date for this proxy statement and the proxy is July 31, 2000.

    At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of Directors. In addition, the Company's management will report on the performance of the Company during fiscal 2000 and respond to questions from shareholders.

    It is important that your shares be represented at the meeting. If you are unable to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. The expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, Officers and employees. In addition, the Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $4,500 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Only holders of record of shares of $.01 par value common stock (the "Common Stock") at the close of business on July 10, 2000 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the date, of record, the Company had issued and outstanding 27,684,464 shares of Common Stock.

    Based on information filed with the Securities and Exchange Commission ("SEC"), or otherwise provided to the Company, as of July 10, 2000, a) Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109-3614, owns 2,127,900 shares (7.7%) of the Company's outstanding Common Stock, b) Franklin Resources Inc., 777 Mariners Island Blvd., San Mateo, California 94403-7777, owns 1,960,600 shares (7.1%) of the Company's outstanding Common Stock, c) Palisade Capital Management, One Bridge Plaza, Fort Lee, New Jersey 07024, owns 1,947,800 shares (7.0%) of the Company's outstanding Common Stock and d) Dimensional Fund Advisors, 1299 Ocean Avenue, Santa Monica, California 90401, in its role as investment advisor and investment manager possesses both voting and investment power over 1,712,336 shares (6.2%) of the Company's outstanding Common Stock (but disclaims beneficial ownership of such securities). Management does not know of any other person who, as of July 10, 2000, beneficially owned more than 5% of the Company's Common Stock.

                            I. ELECTION OF DIRECTORS

    The Board of Directors proposes that Messrs. Stephen Strome, James B. Nicholson and Lloyd E. Reuss be elected as Directors of the Company to hold office until the Annual Meeting of Shareholders in 2003 or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. The three nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

    The following information is furnished with respect to each nominee for election as a Director, each person whose term of office as a Director will continue after the meeting and each Executive Officer of the Company as of April 29, 2000 named in the Summary Compensation Table herein.

                                                                                                                   Percentage
                                                                                                                    of Total
                                                                                                                     Common
                                                                                                     Shares        Stock of
                                                                                                   of Common      the Company
                                                                                                     Stock       Beneficially
                                                  Positions and Offices                           Beneficially   Owned as of   Term
Name and Year First                              with the Company and Other                        Owned as of      July 10,    to
Became a Director           Age            Principal Occupations as of July 10, 2000             July 10, 2000       2000     Expire
------------------------------------------------------------------------------------------------------------------------------------
                                NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
Stephen Strome(1989)........55  President and Chief Executive Officer of the Company..........    496,502(1)         1.8%      2003
James B. Nicholson(1991)....57  President and Chief Executive Officer of PVS Chemicals, Inc...      8,196             *        2003
Lloyd E. Reuss(1993)........64  Former President of General Motors Corporation................      9,296             *        2003

                                DIRECTORS CONTINUING IN OFFICE
David Handleman(1946).......84  Chairman of the Board.........................................    610,842            2.2%      2002
Richard H. Cummings(1962)...78  Retired Senior Vice Chairman of the Board of NBD Bancorp, Inc.
                                and of NBD Bank...............................................     13,086             *        2002
Alan E. Schwartz(1969)......74  Partner of the law firm of Honigman Miller Schwartz and Cohn..      3,991             *        2001
John M. Barth(1995).........54  President and Chief Operating Officer of Johnson Controls, Inc      4,096             *        2001
Elizabeth A. Chappell(1999).42  Executive Vice President Corporate Communications and Investor
                                Relations of Compuware Corporation............................      5,802             *        2001

                                OTHER EXECUTIVE OFFICERS
Peter J. Cline..............53  Executive Vice President - Chief Operating Officer and
                                President of Handleman Entertainment Resources................    103,966(1),(2)      *         --
Leonard A. Brams............49  Senior Vice President -Finance, Chief Financial Officer and
                                Secretary.....................................................     35,892(1)          *         --
Stephen Nadelberg...........59  Senior Vice President - President of North Coast Entertainment     39,150(1)          *         --
Samuel Milicia..............58  Senior Vice President - Music Purchasing/Handleman
                                Entertainment Resources.......................................     36,122(1)          *         --
All Directors and Executive Officers as a group (13 persons)..................................  1,392,567(3)         5.0%       --
--------------------
(*) Less than 1%

(1) The number shown above as beneficially owned by Messrs. Strome, Cline, Brams, Nadelberg, and Milicia includes 321,450, 79,200, 24,600, 34,600 and 28,130 shares, respectively, which they have the right to acquire within 60 days of July 10, 2000 pursuant to the Company's stock option plans (assuming, in certain instances that the stock price reaches certain levels -- see "Aggregated Option Exercise in the Last Fiscal Year and Fiscal Year- End Option Values"), 18,414, 11,662, 5,724, 2,251, and 3,376
      shares, respectively, which represent restricted stock awards granted to Messrs. Strome, Cline, Brams, Nadelberg and Milicia, in June 1998 and 852, 640, 814, 351 and 832 shares, respectively, which have been credited to each of Messrs. Strome, Cline, Brams, Nadelberg and Milicia under the Company's salary deferral plan (the "401(k) Plan").

(2) In addition to the number of shares shown above as beneficially owned by Mr. Cline, Mr. Cline has, under the Company's deferred compensation plan for certain executives, phantom stock units that would represent the equivalent of 30,797 shares of Handleman Company Common Stock. The units would be settled in cash (based on the then market value of an equivalent number of shares) at the earlier of Mr. Cline's termination of employment with the Company or age 65. Mr. Cline has the right under the deferred compensation plan to transfer any of such units into certain mutual funds included within the plan.

(3) All Executive Officers and Directors of the Company as a group (13 persons) beneficially owned 1,392,567 shares (5.0%) of the Company's outstanding Common Stock as of July 10, 2000, including 507,120 shares which they have the right to acquire within 60 days of that date pursuant to the Company's stock option plans, 44,148 shares representing restricted stock awards granted in June 1998 and 4,213 shares which have been credited to them under the 401(k) Plan.

OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

    Following each Director's name and the year in which he or she first became a Director is a brief account of the business experience of each nominee and continuing Director of the Company during the past five years.

DAVID HANDLEMAN 1946

    Mr. Handleman has served as Chairman of the Board since December 1, 1974. Mr. Handleman retired as an Officer and employee of the Company effective July 1, 1993, but is continuing in the non-officer position of Chairman of the Board. Mr. Handleman also performs services for the Company as part of an advisory and non-compete agreement entered into with the Company in 1989.

RICHARD H. CUMMINGS 1962

    Mr. Cummings is the retired Senior Vice Chairman of the Board of Directors of NBD Bancorp, Inc. and NBD Bank.

ALAN E. SCHWARTZ 1969

    Mr. Schwartz is a partner of the law firm of Honigman Miller Schwartz and Cohn, Detroit, Michigan, which firm serves as general counsel for the Company. It is expected that such law firm will continue to be retained by the Company in the current fiscal year. Mr. Schwartz is also a Director of Pulte Corporation.

STEPHEN STROME 1989

    Mr. Strome has served as President and Chief Executive Officer of the Company since May 1, 1991.

JAMES B. NICHOLSON 1991

    Mr. Nicholson has served as President and Chief Executive Officer of PVS Chemicals, Inc. since 1979. Mr. Nicholson is a Director of PVS Chemicals, Inc. and Standard Federal Bank. Mr. Nicholson is also Chairman of the Board of Amerisure Companies.

LLOYD E. REUSS 1993

    Mr. Reuss served as General Motors Corporation's Executive Vice President of New Vehicles and Systems from April 6, 1992 through his retirement on January 1, 1993. Mr. Reuss served as President of General Motors Corporation from August 1, 1990 through April 5, 1992. Mr. Reuss is a Director of International Speedway Corporation and U.S. Sugar Corporation. He is also Vice Chairman of the Board of Directors of Detroit Mortgage & Realty.

JOHN M. BARTH 1995

    Mr. Barth has served as President and Chief Operating Officer of Johnson Controls, Inc. since September 23, 1998. From October 1, 1992 through September 22, 1998, Mr. Barth served as Executive Vice President of Johnson Controls, Inc. Mr. Barth is a Director of Johnson Controls, Inc. and Edwards Brothers.

ELIZABETH A. CHAPPELL 1999

    Ms. Chappell has served as the Executive Vice President Corporate Communications and Investor Relations of Compuware Corporation since January
3, 2000. Ms. Chappell was formerly President and Chief Executive Officer of The Chappell Group Inc., a consulting firm she founded in 1995 that specialized in strategic planning, organizational development and sales and marketing strate-gies. Prior to forming The Chappell Group, Ms. Chappell spent 15 years with AT&T Corporation. Her most recent position with AT&T was as Global Services Vice President. Ms. Chappell is a director of Compuware Corporation.

    During the fiscal year ended April 29, 2000, the Board of Directors held eight meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has a standing Audit Committee. The current members of the Audit Committee are Richard H. Cummings (Chairman), John M. Barth, Elizabeth A. Chappell and Lloyd E. Reuss. During fiscal year 2000, the Audit Committee held four meetings. The Audit Committee is appointed by the Board of Directors of the Company to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; the annual independent audit of the Company's financial statements; any financially-related legal compliance or ethics programs as established by the Board; and any other areas specified by the Board of potential significant financial risk to the Company.

    The Company has a standing Compensation and Stock Option Committee. The current members of the Compensation and Stock Option Committee are James B. Nicholson (Chairman), Elizabeth A. Chappell and Lloyd E. Reuss. During fiscal year 2000, the Committee held four meetings and made recommendations to the Board of Directors. The duties of the Committee are: recommending to the Board of Directors the remuneration arrangements for senior management; recommending to the Board of Directors compensation plans in which Officers are eligible to participate; and granting stock options, stock appreciation rights and restricted stock awards under the Company's 1998 Stock Option and Incentive Plan.

    The Company has a standing Nominating Committee. The current members of the Nominating Committee are Alan E. Schwartz (Chairman), John M. Barth, James B. Nicholson and Stephen Strome. During fiscal year 2000, the Nominating Committee held one meeting. The Nominating Committee considers the performance of incumbent Directors and recommends to the shareholders nominees for election as Directors. The Nominating Committee will consider nominees for Directors recommended by shareholders, which recommendations for the 2001 Annual Meeting of Shareholders should be submitted to the Chairman of the Nominating Committee at the Company's executive offices, no later than March 7, 2001.

    The Company has a standing Corporate Governance Committee (the "Governance Committee"). The current members of the Governance Committee are Lloyd E. Reuss (Chairman), John M. Barth and Alan E. Schwartz. In lieu of formal meetings, members of the Committee held informal discussions during fiscal 2000. In February 1998, the Board of Directors adopted corporate governance guidelines recommended by the Governance Committee. The guidelines are reviewed annually and are monitored by the Governance Committee. The guidelines establish corporate governance standards, outline the respective responsibilities of management and the Board and provide a process for evaluating the performance of the Board. The Board has the discretion to change the guidelines and also to make exceptions to the guidelines when it is deemed to be in the best interest of the Company and its shareholders to do so. A copy of the guidelines is attached as Appendix A to this Proxy Statement.

    Each of the Directors attended at least 75% of the meetings held during fiscal 2000 by the Board and by each Committee of which the Director is a member.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

    Mr. David Handleman, Chairman of the Board of the Company since 1974, retired as an Officer and employee of the Company effective July 1, 1993. Mr. Handleman continues as a Director of the Company and as the non-officer Chairman of the Board. Effective July 1, 1993, and during his lifetime, Mr. Handleman will receive annual payments of $300,000 per year in consideration of his performance of advisory and related services to the Company and execution of a non-competition covenant entered into with the Company in 1989. Such amount is in addition to the annual amount ($288,564) Mr. Handleman receives pursuant to the Company's pension plan. In addition, the Company paid $64,948, for certain life insurance, health insurance, automotive and club dues benefits for Mr. Handleman pursuant to his agreement with the Company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   DIRECTOR'S COMPENSATION IN FISCAL 2000

    Officers of the Company who are Directors do not receive any additional compensation for services as a Director or as a Committee member. During fiscal 2000, all other Directors received annual retainers of $12,000 in restricted stock with 100% vesting after one year and $10,000 in cash payable in four quarterly installments of $2,500. Each Director received meeting fees of $1,000 for each Board of Directors meeting attended. Each member on a Committee of the Board of Directors was paid at the rate of $750 for each Committee meeting attended. Non-Committee Directors who are requested in advance to participate in any Committee meeting were also paid the $750 meeting fee. In addition, during fiscal year 2000, each Committee Chairman received an annual fee of $3,000. Directors are reimbursed for travel and other expenses related to attendance at Board and Committee meetings. The Company has approved a Deferral Plan for Payment of Director Fees which permits members of the Board of Directors to elect to defer to a future date all or any portion of their Director fees (including retainer fees, attendance fees and Committee fees), with interest to be added to deferred amounts. The Company had adopted a Director Retirement Plan which provided that after 10 years of service any outside Director would be, upon retirement, entitled to receive 50% of the annual Director fee then in effect for the lesser of the number of years the participant served as a outside Director of the Company or the life of the participant. The Director Retirement Plan was terminated during fiscal 1998. As of the termination date, Messrs. Cummings and Schwartz were fully vested and therefore eligible to receive the retirement compensation upon retirement from the Board. However, no additional years of service will be accrued and their benefits will be frozen as of the termination date of the Retirement Plan. No other outside Directors will receive any retirement benefits.

    The 1998 Stock Option and Incentive Plan allows stock option grants to outside Directors. In September 1999, options for 1,500 shares were awarded to outside Directors with a three-year graded vesting. It is contemplated that a stock option grant will be awarded annually to outside Directors.

    Mr. Handleman is not entitled to receive any Director or Committee member fees during the term of his advisory agreement. See "Certain Transactions with Executive Officers and Directors" for additional information regarding amounts paid to Mr. Handleman for advisory services.

    Under resolutions of the Board of Directors presently in effect, if a Corporate, Division or Subsidiary Officer should die while serving in such capacity, the Company will pay to the surviving spouse, or if there is no surviving spouse then to the decedent's estate, the equivalent of one year's salary (excluding bonuses) based upon the amount being received by the decedent at the time of his or her death, in 24 equal monthly installments commencing one month after death. In the event a Director should die while serving the Company in such position, the Company shall pay to the deceased's surviving spouse, or if there be no surviving spouse to the deceased's estate, the equivalent of one year's cash retainer plus any accrued but unpaid board and committee meeting fees that the deceased was entitled to receive for such services from the Company at the time of his or her death, such amount to be paid in a lump sum one month from the date of death. In addition, the Director's restricted stock retainer that the deceased was to receive for services to the Company shall immedi- ately vest and the Company will distribute to the deceased's surviving spouse, or if there be no surviving spouse to the deceased's estate, a certificate for the shares.

SUMMARY COMPENSATION TABLE

       The following table sets forth information for each of the fiscal years ended April 29, 2000, May 1, 1999 and May 2, 1998 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated Executive Officers as of April 29, 2000 (collectively, the "named Executive Officers") whose annual salary and bonus exceeded $100,000.


                                                                                           LONG-TERM
                                                                                       COMPENSATION AWARDS
                                                                           -------------------------------------------
                                                                             (2)                             (4)
                                            ANNUAL COMPENSATION (1), (3)   RESTRICTED    OPTIONS/SARS
                                            ----------------------------     STOCK        UNDERLYING      ALL OTHER
                                FISCAL        SALARY           BONUS         AWARDS       SECURITIES     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR          ($)              ($)           (#)            (#)             ($)
----------------------------------------------------------------------------------------------------------------------

Stephen Strome                   2000        521,562          500,000            --         65,000           1,804
  President and Chief            1999        494,230          500,000        36,828         60,000             861
  Executive Officer              1998        447,115               --            --         60,000           1,375

Peter J. Cline
  Executive Vice President -     2000        321,163          316,635            --         40,000           1,538
  President of Handleman         1999        295,772          291,885        23,324         14,000           1,100
  Entertainment Resources        1998        275,409          108,944            --         14,000           1,327

Leonard A. Brams
  Senior Vice President -        2000        208,927          145,076            --         20,000           1,405
  Finance/Chief Financial        1999        192,692          155,034        11,447         12,000             488
  Officer and Secretary          1998        165,192           37,600            --         12,000              --

Stephen Nadelberg
  Senior Vice President -        2000        229,846           98,220            --         20,000           1,787
  President of North Coast       1999        222,692          119,981         4,501         12,000           1,300
  Entertainment                  1998        213,846            9,736            --         12,000              --

Samuel Milicia
  Senior Vice President -        2000        180,539          102,867            --         11,000           1,554
  Music Purchasing/Handleman     1999        170,385          117,906         6,752          7,000           1,324
  Entertainment Resources 1      1998        151,923           61,605            --          7,000           1,184

(1) Salary deferred by the named Executive Officers pursuant to the Company's 401(k) Plan follows:

                                      2000             1999           1998
                                      ----             ----           ----
               Stephen Strome        $7,213           $3,442         $5,173
               Peter J. Cline         6,153            4,399          4,444
               Leonard A. Brams       5,618            1,953             --
               Stephen Nadelberg      7,149            5,204          1,015
               Samuel Milicia         6,216            5,294          4,738


(2) The Compensation and Stock Option Committee used the services of an outside consultant who recommended that the Company make a special one-time restricted stock award to key employees to facilitate employee retention during the implementation of the Company's strategic repositioning program, which program was announced on June 2, 1998. Stephen Strome's restricted stock award vests 50% on the second anniversary from the grant date and the remaining 50% on the third anniversary. Restricted stock grants to all other key employees vest 25% on the first anniversary; 25% on the second anniversary and the remaining 50% on the third anniversary.

(3) Non-cash compensation did not exceed the lesser of $50,000 or 10% of individual cash compensation for any named Executive Officer.

(4) Represents amounts contributed to the named Executive Officers' 401(k) Plan accounts for the Company matching of employee contributions.

OPTION GRANTS IN THE LAST FISCAL YEAR

      The following table provides details regarding stock options granted to the named Executive Officers in the last fiscal year.


                                                                                                       (4)
                                               (1)                                                POTENTIAL REALIZABLE VALUE
                                            %OF TOTAL                                             AT ASSUMED ANNUAL RATES OF
                                             OPTIONS                                               STOCK PRICE APPRECIATION
                                             GRANTED             (2)                                   FOR OPTION TERM
                          NUMBER OF      TO EMPLOYEES IN    EXERCISE PRICE           (3)
NAME                   OPTIONS GRANTED     FISCAL YEAR        PER SHARE         EXPIRATION DATE       5%            10%
---------------------------------------------------------------------------------------------------------------------------------

Stephen Strome           65,000              14.4%             $11.219           June 15, 2009     $458,250      $1,162,200

Peter J. Cline           40,000               8.9               11.219           June 15, 2009      282,000         715,200

Leonard A. Brams         20,000               4.4               11.219           June 15, 2009      141,000         357,600

Stephen Nadelberg        20,000               4.4               11.219           June 15, 2009      141,000         357,600

Samuel Milicia           11,000               2.4               11.219           June 15, 2009       77,550         196,680


----------------------

(1) The total number of shares subject to options granted to employees in fiscal 2000 was 450,200.

(2) The exercise price (which corresponded to the fair market value of the Common Stock on the date of grant) may be paid in cash, or, with the consent of the Compensation and Stock Option Committee, in Common Stock of the Company, by a promissory note, or in such other manner as the Committee determines is appropriate in its sole discretion. The Compensation and Stock Option Committee has approved the issuance of reload options in certain circumstances and with certain restrictions. A reload option is an option granted to an employee when the employee exercises an option using previously owned shares.

(3) The options become exercisable up to 33 1/3% on or after June 15, 2000 and prior to June 15, 2001; up to 66 2/3% on or after June 15, 2001 and prior to June 15, 2002; up to 100% on or after June 15, 2002.

(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 2000, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the optionee's continued employment through the exercise/ vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options exercised by the named Executive Officers during the fiscal year ended April 29, 2000 as well as the value of unexercised options held by such persons on April 29, 2000. This table also includes the number of shares covered by both exercisable and non-exercisable stock options as of the last day of the fiscal year.

                                                                                           (2)
                                                                NUMBER OF         VALUE OF UNEXERCISED
                            SHARES                         UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                           ACQUIRED                       AT FISCAL YEAR-END (#)  AT FISCAL YEAR END ($)
                         ON EXERCISE        (1)             EXERCISABLE (E)/        EXERCISABLE (E)/
NAME OF INDIVIDUAL           (#)      VALUE REALIZED        UNEXERCISABLE (U)       UNEXERCISABLE (U)
--------------------------------------------------------------------------------------------------------
Stephen Strome             14,000         $75,250              321,450(E)             $663,729(E)
                                                                73,550(U)              198,083(U)

Peter J. Cline                  0               0               79,200(E)              127,342(E)
                                                                33,800(U)               59,214(U)

Leonard A. Brams                0               0               24,600(E)               37,969(E)
                                                                19,400(U)               43,279(U)

Stephen Nadelberg               0               0               34,600(E)               90,469(E)
                                                                19,400(U)               43,279(U)

Samuel Milicia                  0               0               28,130(E)               93,977(E)
                                                                10,870(U)               24,897(U)



----------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of exercise date.

(2) Assumes, for all unexercised in-the-money options, the difference between the exercise price and the market price ($12.00 per share) of the Company's Common Stock as of April 29, 2000.

PENSION PLAN

     The Company has a pension plan (the "plan") covering all employees of the Company who have reached the age of 21 and completed one year of service, except for employees covered by a collective bargaining agreement which does not provide for plan coverage. The plan provides pension benefits, death benefits and disability benefits for covered employees. For the fiscal year ended April 29, 2000, employees with five or more years of service were entitled to monthly pension benefits beginning at normal retirement age (65). The computation of benefits under the plan is based upon a formula which takes into consideration retirement age, years of service up to 30 years, average annual compensation during the highest five consecutive year period within the 10 years preceding retirement, and the average of the taxable wage base for social security purposes over the employee's career. The plan permits early retirement at ages 55-64 for employees with 10 or more years of service. A death benefit equal to a portion of the employee's accrued benefit is paid to the employee's spouse if the employee dies after becoming vested under the plan. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her permanent and total disability is entitled to receive a disability retirement benefit.

     The compensation covered by the plan includes all earnings from the Company as reported on the employee's W-2 form, for base pay plus overtime and bonus payments only, plus salary deferrals under the Company's 401(k) Plan, up to a maximum of $170,000 for calendar year 2000.

     The following table illustrates current annual benefits payable under the plan upon retirement at age 65 to persons in certain compensation and years of service classifications. The benefits are computed on the basis of a straight life annuity and are not subject to deductions for social security or other offset amounts.

        FINAL AVERAGE   TEN YEARS       TWENTY YEARS    THIRTY YEARS
        COMPENSATION    OF SERVICE       OF SERVICE      OF SERVICE
        -----------------------------------------------------------
         $170,000(*)      $21,519         $43,047         $64,556

(*) Compensation which may be considered for any purpose under a qualified pension plan is limited for calendar year 2000 to $170,000.

     The Internal Revenue Code limits the benefits which can be paid from any funded pension plan that qualifies for federal tax exemption. The amount for calendar year 2000 is $135,000.

     As of April 29, 2000 the credited years of service under the plan for the named Executive Officers were as follows: 22 for Stephen Strome; 6 for Peter J. Cline; 3 for Leonard A. Brams; 3 for Stephen Nadelberg and 30 for Samuel J. Milicia.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company sponsors a Supplemental Executive Retirement Plan (the "SERP") covering a select group of management employees of the Company. The SERP provides supplemental retirement income, and death and disability benefits. Covered employees with five or more years of service are entitled to monthly retirement income beginning at normal retirement age (65). The SERP permits early retirement at ages 55-64 for employees with 10 or more years of service. The computation of benefits under the SERP is based upon a formula which takes into consideration retirement age, years of service up to a maximum of 30 years, and average annual compensation during the highest five consecutive years within the 10 years preceding retirement. A death benefit equal to a portion of the employee's accrued benefit is paid to the employee's spouse if the employee dies after becoming vested under the SERP. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her total and permanent disability is entitled to receive a disability retirement benefit.

     The compensation covered by the SERP includes all earnings from the Company as reported on the employee's W-2 form, for base pay, overtime, and bonus payments, plus salary deferrals. No maximum applies to compensation covered under the SERP.

     The benefit amount calculated under the formula is computed on the basis of a straight life annuity and is subject to an offset by benefits provided under the pension plan.

     The following table illustrates current annual benefits payable under the SERP upon normal retirement at age 65 to persons in certain compensation and years of service classifications. These benefits are in addition to benefits payable under the Company pension plan.

     FINAL AVERAGE      TEN YEARS        TWENTY YEARS      THIRTY YEARS
     COMPENSATION       OF SERVICE        OF SERVICE        OF SERVICE
     ------------------------------------------------------------------
        $170,000         $  3,982           $  7,963         $ 11,945
         250,000           15,982             31,963           47,945
         350,000           30,982             61,963           92,945
         450,000           45,982             91,963          137,945
         550,000           60,982            121,963          182,945


     As of April 29, 2000 the credited years of service under the SERP for the named Executive Officers were as follows: 22 for Stephen Strome; 6 for Peter J. Cline; 3 for Leonard A. Brams; 3 for Stephen Nadelberg; and 30 for Samuel J. Milicia.

CHANGE IN CONTROL AGREEMENTS

    The Company entered into Change in Control Agreements (the "Agreements") with Stephen Strome, Peter J. Cline, Leonard A. Brams and Stephen Nadelberg in the event their employment is terminated as a result of, or in the connection with, a change in control (as defined in the Agreements). The Agreements end December 31, 2000 and are automatically renewed to December 31 of each subsequent year unless and until the Company or the named Executive Officer sends a written notice of termination to the other party.

    In event of termination of employment or other specified changes in the employment relationship within 24 months following a change in control, the Agreements generally provide for payments of accrued salary and bonus not paid plus a severance payment equal to the sum of base salary and the average of the annual bonus accrued during the three fiscal years prior to the termination date times 2.99. The Agreements also entitle each named Executive Officer to continue participation in the Company's life and health insurance benefits for 36 months following the termination date. In addition, all stock options granted to the named Executive Officer under the Company's 1998 Stock Option and Incentive Plan or any other incentive plan or arrangement will become 100% vested and immediately exercisable.

    The Agreements with Messrs. Strome and Cline became effective on March 17, 1997. The Agreements with Messrs. Brams and Nadelberg became effective on October 30, 1997. Based on current salaries, if Messrs. Strome, Cline, Brams or Nadelberg had terminated their employment as of April 29, 2000 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $2,566,416, $1,686,823, $964,484, $920,857, respectively.

PERFORMANCE GRAPH

    The following line graph compares the cumulative total shareholder return for the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Index and the Russell 2500 Index, for the past five-year period.



                       COMPARISON OF FIVE YEAR CUMULATIVE
                           TOTAL RETURN AMONG COMPANY,
                            S&P 500 AND RUSSELL 2500

                   1995    1996    1997    1998    1999    2000
---------------------------------------------------------------
HANDLEMAN           100     57      63      101     133     114
RUSSELL 2500        100     133     144     198     185     231
S&P 500             100     130     165     232     280     309


    Assumes an investment of $100 in the Company's Common Stock, the S&P 500 Composite Index and Russell 2500 Index as of the last day of fiscal 1995. It shows the cumulative total return for the Company's last five fiscal years assuming reinvestment of dividends.

    The Company does not believe it feasible to provide a peer group comparison since any entities that could conceivably be deemed "peers" are either privately-held companies or subsidiaries or divisions of larger publicly-held companies. Therefore, the Company has selected the Russell 2500 Index on the basis of similar market capitalization.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

   INTRODUCTION

    The Compensation and Stock Option Committee (the "Committee") of the Board is composed of three independent outside Directors who have no interlocking relationships as defined by the SEC. The members of the Committee are James B. Nicholson (Chairman), Elizabeth A. Chappell and Lloyd E. Reuss. The Committee establishes the compensation policy for the Company's executives and reviews the salaries, bonuses and stock incentives of each of the Executive Officers including the Chief Executive Officer. The Committee administers the Company's 1998 Stock Option and Incentive Plan and prior stock option plans.

   GENERAL POLICIES

    The Company's compensation policies reflect its belief that the compensation of its key employees (including Executive Officers) should: (1) provide a compensation program that motivates key employees to achieve their strategic goals by tying compensation to the performance of the Company and applicable business units, as well as, to individual performance; (2) provide compensation reasonably comparable to that offered by other leading companies to attract and retain talented executives; and to (3) align the interests of its key employees with the long-term interests of the Company's shareholders through the award of stock incentives. The compensation packages offered to key employees are based on the review of compensation survey studies and the advice of compensation consultants. In assessing salary levels from a comparability standpoint, the Committee refers to compensation surveys based on different groups of corporations with approximately the same sales volume as the Company.

    The Committee has not taken into the account the impact of Section 162(m) of the Internal Revenue Code (which disallows certain deductions for executive compensation exceeding $1,000,000 per year) in determining the level of executive compensation.

   BASE SALARIES

    Base salaries are established by analyzing and evaluating the responsibilities of a given position and a comparison of compensation levels of similar positions in the competitive marketplace on both a regional and national basis. Each position is included in a structure of graduated salary levels that have been set up by reference to the pay practices of the companies included in the outside consultant's compensation surveys. Salary levels are reviewed annually and are subject to adjustment based on the general movement in salaries in the job market, as well as the individual's job performance, contributions to the Company and changes in job responsibilities.

   BONUSES

    The Company's bonus program is intended to encourage and reward the achievement of corporate objectives. Awards under the bonus program to the named Executive Officers, during fiscal 2000, were based on the Company attaining certain levels of operating income and cash flow. With respect to Mr. Milicia, personal objectives were considered in addition to operating income and cash flow.

   STOCK PLANS

    The Company's shareholders approved the adoption of the Handleman Company 1998 Stock Option and Incentive Plan (the "Plan") which authorizes the granting of stock options, stock appreciation rights and restricted stock.

    The Committee believes that stock ownership by key employees (including Executive Officers) and stock-based performance compensation arrangements foster an interest in the enhancement of shareholder value and thus align management's interests with that of the shareholders. In fiscal 2000, stock options were awarded pursuant to the Plan to key employees in amounts reflecting the participant's position and ability to influence the Company's overall performance. In determining the size of individual awards, the Committee considered the amount of options outstanding and previously granted, both in the aggregate and with respect to the particular executive and the amount of options remaining available for grant under the Plan. The Committee's policy has been to utilize vesting periods to encourage key employees to continue in the employ of the Company, and to grant options to provide a long-term incentive. The exercise price of the options is based on the fair market value of the underlying shares on the date of the grant. Thus, such options have value only if the price of the underlying shares increases.

   STOCK OWNERSHIP PROGRAM

    The Company has adopted certain minimum stock ownership guidelines for key management. For the Chief Executive Officer it is expected that he would own shares having a value of three times his base salary. For other members of management the value of shares owned would range from .33 to 2.0 times base salary.

    The employees will be given until April 30, 2002 to achieve the stock ownership guidelines, which may be satisfied through direct ownership of shares, including shares received upon exercise of options. Restricted shares, however, are not taken into account until the shares vest.

    The Company also adopted minimum stock ownership guidelines for outside Directors. Each outside Director of the Company will be expected to own Handleman Company Common Stock by April 30, 2002 generally equivalent to a market price equal to three times the annual cash and stock retainer paid to the outside Director by the Company.

   OTHER COMPENSATION

    At various times in the past the Company has adopted certain broad-based employee benefit plans in which key management employees have been permitted to participate and has adopted certain Executive Officer retirement, life and health insurance and automotive plans. Other than with respect to the Company's 401(k) Plan, which includes a Company Common Stock Fund so as to further align employees' and shareholders' long-term financial interests, benefits under these plans are not directly or indirectly tied to Company performance.

   CHIEF EXECUTIVE OFFICER COMPENSATION

    The annual base salary earned in fiscal 2000 by Stephen Strome, the Company's Chief Executive Officer, was $521,562. Compensation for the Chief Executive Officer is determined through a process similar to that discussed for other Executive Officers. Mr. Strome was paid a bonus of $500,000 in fiscal 2000 based on the overall performance of the Company in terms of operating results and cash flow. In fiscal 2000, Mr. Strome was awarded a Nonqualified Stock Option Grant to purchase 65,000 shares of the Company's stock (see "Option Grants in the Last Fiscal Year"). The goal of the grant is to ensure attention to the Company's long-term strategies and objectives. The Committee believes
Mr. Strome's compensation to be competitive with compensation practices of the companies included in the survey prepared by the outside consultant.

    BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

    James B. Nicholson (Chairman)
    Elizabeth A. Chappell
    Lloyd E. Reuss

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Handleman Company Board of Directors is composed of four independent directors. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix B to this Proxy Statement.

    As set forth in the Audit Committee Charter, the Committee is appointed by the Board of Directors to, among other duties and responsibilities, provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; and the annual independent audit of the Company's financial statements.

    Management has responsibility for the Company's financial statements and financial reporting processes, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

    The Committee reviews the Company's financial statements and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has met and held discussions with management, the internal auditors and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements contained in the fiscal year 2000 Annual Report on SEC Form 10-K with management and the independent auditors.

    The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the letter regarding its independence provided to the Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

    Based upon, and in reliance upon, the Committee's discussions with management and the independent auditors referred to above, the Committee's review of the representations of management and the report of the independent auditors, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 2000 for filing with the Securities and Exchange Commission.

BY THE AUDIT COMMITTEE:

    Richard H. Cummings (Chairman)
    John M. Barth
    Elizabeth A. Chappell
    Lloyd E. Reuss

                                II. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

    PricewaterhouseCoopers LLP is the independent public accountant for the Company and its subsidiaries and has reported on the Company's consolidated financial statements for the fiscal year ended April 29, 2000. The Company's independent public accountant is appointed by the Board of Directors after receiving recommendations from the Audit Committee. PricewaterhouseCoopers LLP has been reappointed for fiscal year 2001.

    Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER PROPOSALS

    Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

    A shareholder proposal which is intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by March 7, 2001.

                            By Order of the Board of Directors,

                            /s/ Leonard A. Brams
                            -------------------------------------
                            Leonard A. Brams,
                            Senior Vice President/Finance,
                            Chief Financial Officer and Secretary

Dated:  July 31, 2000

                                                                      APPENDIX A
                                HANDLEMAN COMPANY
                    GUIDELINES ON CORPORATE GOVERNANCE ISSUES

1. SELECTION OF CHAIRMAN AND CEO; LEAD DIRECTOR: Currently, the Chairman of the Board is not an Executive Officer of Handleman Company and the President is the Chief Executive Officer (CEO). If the Board does not designate the Chairman of the Board as the CEO, then the President by virtue of his office is the CEO.

    The Board has no policy respecting the need to separate or combine the offices of Chairman and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company to make a determination whenever it elects a new CEO. The Board recognizes that there may be circumstances in the future that would lead it to consolidate these offices, but the Board believes there is no reason to do so at this time.

    The Board may designate an independent Director to serve as Lead Director, with such duties and responsibilities as determined by the Board. If no Lead Director is designated by the Board, reference in these Guidelines to the Lead Director shall refer to the Chair of the Compensation and Stock Option Committee.

2. MEETING WITHOUT CEO: In those instances where the outside Directors meet without the CEO, the Lead Director will chair the meeting.

3. NUMBER OF COMMITTEES: The Board has the following committees: Audit, Compensation and Stock Option, Nominating, and Corporate Governance. The Board has the flexibility to form a new committee or disband a current committee. It is the policy of the Board that only independent Directors serve on the Audit and Compensation and Stock Option committees.

4. ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS: The CEO and Chairman suggest the appointment of members to the committees, the composition of which is discussed and ratified by the entire Board, taking into account the desires and suggestions of individual Directors. It is the belief of the Board that committee rotation is a desirable principle, but should not be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director's committee membership for a longer period or to shorten the period. The learning time to become an active contributor on a particular committee is also a factor.

5. FREQUENCY AND LENGTH OF COMMITTEE MEETINGS: The Chair of each committee, in consultation with its members, determines the frequency and length of the meetings of the committee.

6. COMMITTEE AGENDA: The Chair of each committee, in consultation with the appropriate Officers, will develop the committee's agenda. At the beginning of the Board year (from annual shareholders meeting to annual meeting), each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen); the schedule for each committee will be furnished to all Directors. The agenda for each meeting will be distributed to all Directors in advance and suggestions for changes or additions will be solicited.

7. SELECTION OF AGENDA ITEMS FOR BOARD MEETINGS: The CEO, in consultation with the Chairman, will establish the agenda for each Board meeting. At the beginning of the Board year, the Chairman will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The agenda for each meeting will be distributed to all Directors in advance and suggestions for changes or additions will be solicited. At least one Board meeting each year will be a Board "retreat," the principal purpose of which will be a Board review of long-term strategic plans and the principal issues that Handleman Company will face in the future. The Board will have a minimum of six scheduled meetings per Board year and will be on call for additional meetings as needed.

8. BOARD MATERIALS DISTRIBUTED IN ADVANCE: Information and data that are important to the Board's understanding of the business will be distributed in writing to the Board the week before the scheduled Board meeting. The Officers will strive to make the information concise yet comprehensive, and will make an ongoing effort to solicit suggestions from outside Directors on how to best meet their information needs.

9. REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS: The CEO and Chairman will invite Senior Officers to attend the meeting when their presence is expected to significantly enhance the quality of Board decisions. Generally, attendance of non-Directors will take place when their expertise is required or where attendance is encouraged as noted in Item 11 (e.g., at the Board retreat).

10. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS: The outside Directors will meet in executive session at the conclusion of each scheduled Board meeting. The Lead Director will report to the CEO on the nature of the discussion immediately following the Board meeting.

11. BOARD ACCESS TO SENIOR MANAGEMENT: Board members have complete access to the Company's Officers and counsel. It is assumed that Board members will use appropriate judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the CEO under normal circumstances. Furthermore, the Board encourages the CEO, from time to time, to bring executives into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas or (b) represent executives with future potential that the CEO believes should be given exposure to the Board. The Board may retain outside counsel of its choice with respect to any issue relating to its activities. The CEO will be advised on each such occasion of the law firm selected and the issues to be addressed by it on behalf of the Board.

12. BOARD COMPENSATION REVIEW: It is appropriate for the Officers to report once a year to the Compensation and Stock Option Committee the status of Board compensation in relation to other comparable U.S. companies and in consideration of the most current best practices. Changes in Board compensation, if any, should come at the suggestion of the Compensation and Stock Option Committee, but with full discussion and concurrence by the Board.

13. SIZE OF THE BOARD: It is the opinion of the Board that the optimal size of the Board under normal circumstances is 8 to 10 members. This size permits both a diversity of skills and views available to contribute to the duties of the Board and its Committees as well as the coordination and participation of all Directors in Board deliberations. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

14. MIX OF INSIDE AND OUTSIDE DIRECTORS: The Board believes that, as a matter of policy, there should be a majority of independent Directors on the Handleman Board.

15. DEFINITION OF INDEPENDENCE FOR OUTSIDE DIRECTORS: The Company has adopted the following definition of an independent Director: one who (a) is not and has not been employed by the Company or its subsidiaries in an executive capacity; (b) is not a significant advisor or consultant to the Company; (c) is not affiliated with a significant customer or supplier of the Company;
    (d) does not have a significant personal services contract with the Company;
    (e) is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and (f) is not a spouse, parent, sibling or child of a Board member or senior executive of the Company. The Board believes that all outside Directors with the exception of Alan E. Schwartz and David Handleman are independent. Compliance with the definition of independence is reviewed annually by the Nominating Committee. The ownership of stock in the Company by Directors is encouraged. The Board's policy is that each Director should, by April 30, 2002, own Company stock valued at market price equal to three times the annual retainer.

16. FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP: The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new CEO and the Board.

17. BOARD MEMBERSHIP CRITERIA: The Nominating Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of marketing, finance, regulation and public policy, international background, commitment to Handleman's shared values, etc. -- all in the context of an assessment of the perceived needs of the Company and the Board at that point in time.

18. SELECTION OF NEW DIRECTOR CANDIDATE/EXTENDING INVITATIONS TO BOARD: The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Nominating Committee with the direct input from the Chairman and the CEO. The invitation to join the Board should be extended by the CEO and the Chair of the Nominating Committee.

19. ASSESSING THE BOARD'S PERFORMANCE: The Board commits to participate in a process of self-evaluation annually, led by the Nominating Committee. This will be discussed with the full Board following the end of each fiscal year. This assessment should be of the Board's contribution as a whole and should specifically review areas in which the Nominating Committee or the CEO believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board. The purpose of the evaluation will be to discover if there are changes to the Board's structure and operations which will maximize the value that the Board adds to the Company.

20. DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY: It is the sense of the Board that individual Directors who change in a substantial way the business responsibility they held when they were elected to the Board, or who develop a conflict as a Director of the Company with the person's position in, or role with, another entity should inform the Chairman and the Chair of the Nominating Committee of the change. In addition, they must volunteer to resign from the Board. It is not the sense of the Board that the Directions who retire from or change substantially the position they held when they became a Director should necessarily leave the Board. There should, however, be an opportunity of the Board via the Nominating Committee to review the continued appropriateness of Board membership under these circumstances.

21. RETIREMENT AGE: Directors will submit a written resignation to the Board upon reaching the age of 72. The Nominating Committee will review the desirability of continued service by that Director in light of the needs of the Company at that time and make a recommendation to the Board. If continued service is requested, that Director will then annually submit a written resignation to be considered by the Board.

22. FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER: At the beginning of each fiscal year, the CEO will set forth in writing to the Chair of the Compensation and Stock Option Committee the CEO's personal goals for the performance of his duties and responsibilities during such fiscal year.
    The outside Directors should make this evaluation annually, and it should be communicated to the CEO by the Chair of the Compensation and Stock Option Committee. The evaluation should be based on objective criteria, including comparison of the CEO's goals for the year against actual results, performance of the business, accomplishment of long-term strategic objectives, management development, and the like. The evaluation will be used by the Compensation and Stock Option Committee in the course of its deliberations when considering the compensation of the CEO.

23. SUCCESSION PLANNING: There will be an annual report by the CEO to the Board on succession planning. There should also be available, on a continuing basis, the CEO's recommendations as to a successor should the CEO be unexpectedly disabled.

24. MANAGEMENT DEVELOPMENT: There will be an annual report to the Board by the CEO on Handleman's program for management development. This report should be given to the Board at the same time as the succession planning report.

25. BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC.:
    The Board believes that, in general, it is optimal for the appropriate Officers to speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, including investors. It is expected that Board members would do this with the knowledge of the CEO, and absent unusual circumstances, only at the request of the CEO.

26. ADHERENCE TO CODE OF BUSINESS PRACTICES: Each Director shall be familiar with and adhere to the Company's Code of Business Practices. The Directors shall annually acknowledge in writing that the Director has complied with the Code of Business Practices as it applies to the Director.

                                                                      APPENDIX B
                                HANDLEMAN COMPANY
                             AUDIT COMMITTEE CHARTER

I.  STATEMENT OF POLICY

    The Audit Committee ("Audit Committee") is appointed by the Board of Directors of Handleman Company (the "Company") to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; the annual independent audit of the Company's financial statements; any financially-related legal compliance or ethics programs as established by the Board; and any other areas specified by the Board of potential significant financial risk to the Company. In discharging its duties and responsibilities, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Company and professional services providers to the Company, and has the authority to retain at the Company's expense legal, accounting or other consultants or experts as it deems appropriate.

II. AUDIT COMMITTEE DUTIES, RESPONSIBILITIES AND PROCESSES

    The following shall be the principal duties, responsibilities and recurring processes of the Audit Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. As part of oversight responsibility, the Committee shall:

A.  Meeting Frequency

    1. Meet quarterly or more frequently as circumstances dictate. The Chairman of the Audit Committee shall select the meeting dates after consultation with other members of the Committee.

    2. Be presented in advance of each meeting with an agenda for such meeting as prepared or approved by the Chairman of the Committee.

B.  Financial Reporting Process and Internal Control

    1. Review with management and the independent auditors the status of the annual audit prior to releasing the unaudited year-end earnings; discuss matters required to be communicated to audit committees in accordance with AICPA Statement on Auditing Standards (SAS) No. 61.

    2. Review with management and the independent auditors the audited financial statements to be included in the Company's annual report on Form 10-K; after such review and discussions, recommend to the Board of Directors that the audited financial statements be included in the Form 10-K for such year to be filed with the Securities and Exchange Commission.

    3. Review quarterly unaudited financial statements, including the related earnings press release with management and the independent auditors; discuss with the independent auditors the results of their review performed in accordance with SAS No. 71 for unaudited financial statements before the earnings release is distributed to the public and prior to the Company's filing of its Form 10-Q with the Securities and Exchange Commission.

    4. Review audit findings, including any significant suggestions for improvements provided to management by the independent and internal auditors, and obtain management's response to the suggestions from the independent and internal auditors.

    5. Review the Company's accounting and financial controls with the independent and internal auditors and the Company's financial officers, including obtaining of adequate assurance from the independent auditors and the internal audit director of the adequacy of the Company's internal auditing, accounting and financial controls.

    6. Review and approve the adoption of major new changes in accounting principles or policies and methods of application or financial statement disclosures before they are instituted by the Company or incorporated into the financial statements of the Company, including obtaining the opinion of the independent auditor as to acceptability and how preferable the proposed policy is, including qualitative judgment and gradation.

    7. Review with the Company's counsel any legal matters that could have a significant impact on the Company's reported results of operations or financial position.

    8. Review management's monitoring of compliance with the Business Practices Policy of the Company as well as approval of the Business Practices Policy.

    9. Review the findings of significant examination or reviews by any regulatory or governmental agencies.

    10. Review with management the Company's major financial risk exposures and the efforts undertaken by management to monitor and control such exposures.

    11. Meet periodically with the independent auditor, the director of internal audit and management in separate executive sessions to discuss any matters that the Audit Committee or these persons believe should be discussed privately with the Committee.

    12. Perform such other oversight functions as requested by the Board of Directors.

C.  Auditing Functions

    1. Since the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders, the Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

    2. Approve the arrangements, scope and cost of any non-audit engagement by the independent auditor for the Company; receive from the independent auditor a formal written statement annually stating its independence and delineating all its relationships with the Company; review with the independent auditor any disclosed relationships or services, particularly non-audit engagements, that may impact the objectivity and independence of the independent auditor.

    3. Review the arrangements, scope, cost and results of periodic audits and non-audit engagements conducted by the independent auditor.

    4. Review the quarterly plan for internal audit, including staffing/ appointments, and major projects undertaken by internal audit outside of the plan.

    5. Review the scope, status and results of examinations conducted by the Company's internal auditors.

    6. Review annually the operations of the internal audit department of the Company with the independent auditor.

    7. Review periodically with the independent auditor its judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, including such issues as the reasonableness of significant judgments and the clarity of the Company's financial disclosures and whether the choices of accounting principles and underlying estimates and other significant decisions made by management in preparing the financial statements are conservative, moderate or aggressive from the perspective of income, asset and liability recognition and whether those principles, estimates and disclosures are common practices or are minority practices.

III GENERAL GUIDELINES ON MEMBERSHIP, RELATIONSHIP TO THE BOARD OF DIRECTORS AND REPORTS

A. Although the Board of Directors reserve the right at all times to determine the membership of the Audit Committee, the following are guidelines to be utilized by the Board in the selection process:

    1. The Audit Committee shall consist of three or more members of the Board of Directors, who are elected by the Board annually.

    2. All members of the Audit Committee shall be independent Directors as defined in the New York Stock Exchange listing standards and shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member shall also be financially literate as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after the member's appointment to the Audit Committee. At least one member must have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

    3. It is the policy of the Board that new Board members generally should be members of the Audit Committee shortly after joining the Board. Membership of the Audit Committee will assist such Directors in becoming familiar with the Company's operations.

B.  All Directors shall be invited to all Audit Committee meetings.

C. The Chairman of the Audit Committee will call a meeting of the full Board of Directors at the request of and for the purpose of meeting with the Company's independent auditors and may call a meeting of the full Board to consider any other matters within the purview of the Audit Committee.

D. The Chairman of the Audit Committee shall update the Board of Directors on the activities of the Audit Committee regularly. Minutes of any Audit Committee meetings shall be provided to all Directors following the Audit Committee meeting and shall be submitted for the next Board of Directors meeting, at which time the Chairman of the Audit Committee will provide additional comments as appropriate.

E. The Audit Committee shall prepare the report required by the Securities and Exchange Committee to be included in the Company's annual proxy statement.

F. The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis and any changes thereto shall be submitted to the Board of Directors for approval. The Audit Committee shall have the Charter published at least every third year in the Company's proxy statement in accordance with Securities and Exchange Commission regulations.

G. On an annual basis or upon changes to the composition of the Audit Committee, the Company must provide the New York Stock Exchange written confirmation regarding:

    1. The determination made by the Board of Directors regarding Audit Committee member independence.

    2. The financial literacy of Audit Committee members.

    3. The determination that at least one Audit Committee member has accounting or financial management expertise.

    4. The review and reassessment of the adequacy of this Charter on an annual basis.

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                               HANDLEMAN COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 6, 2000

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF HANDLEMAN COMPANY

    David Handleman, Richard H. Cummings and Alan E. Schwartz and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held September 6, 2000, and at any adjournment thereof:

     1. THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

ELECTION OF               [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
DIRECTORS                  (except as marked to the contrary below)          to vote for all nominees listed
                                                                             below

        Stephen Strome         James B. Nicholson         Lloyd E. Reuss

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

     ----------------------------------------------------------------------

2. In their discretion with respect to any other matters that may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
     THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE.

                   (Continued and to be signed on other side)

                          (Continued from other side)

    THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO
     VOTE SUCH STOCK, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXIES, OR THEIR SUBSTITUTES, MAY DO BY VIRTUE HEREOF. IF ONLY ONE ATTORNEY AND PROXY SHALL BE PRESENT AND ACTING, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID ATTORNEYS AND PROXIES.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID
     ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT RELATING THERETO AND THE ANNUAL REPORT FOR 2000.

                                              Dated:

                                              -----------------------------,
                                              2000

                                              -----------------------------

                                              -----------------------------

                                                    (Signature(s) of
                                                    Shareholders(s))

The signature(s) of shareholder(s) should correspond exactly with the name(s) stenciled hereon.
                                              Joint owners should sign
                                              individually. When signing as
                                              attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your
                                              full title as such.

                                               PLEASE PROMPTLY DATE, SIGN
                                                        AND MAIL

                                               THIS PROXY IN THE ENCLOSED
                                                        ENVELOPE.